Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-230727 of our report dated March 15, 2019 relating to the financial statement of SciPlay Corporation, formerly known as SG Social Games Corporation (a 100%-owned subsidiary of Scientific Games Corporation), appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

April 22, 2019